UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2011

CHINA PHARMA HOLDINGS, INC.
(Exact name of Registrant as specified in charter)

Delaware	001-34471	73-1564807
(State or other jurisdiction Incorporation)	(Commission File No.)	(IRS Employer of Identification No.)

Second Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China		570216
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	+86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ] Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange   Act   (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On December 22, 2011, China Pharma Holdings, Inc. (the “Company”) held its 2011 annual shareholders meeting (the “Meeting”).  At the Meeting, the only proposal submitted to a vote of the shareholders of the Company was the election of three persons to the Board of Directors of the Company as independent directors.  Holders of 30,592,290 shares of the Company’s common stock were present in person or by proxy at the Meeting, representing 70.27% of the total outstanding shares of common stock and therefore constituting a quorum of more than one-third of the shares outstanding and entitled to vote at the Meeting as of the record date.

Pursuant to shareholder vote, Messrs. Yingwen Zhang, Baowen Dong and Gene Michael Bennett were elected to serve as independent directors until the next annual shareholders meeting or until their successors are duly elected or appointed. The results were as follows:

Director Nominee	For	Against	Withheld	Broker Non-Votes

Yingwen Zhang	28,399,456	0	2,192,834	n/a
Baowen Dong	28,397,586	0	2,194,704	n/a
Gene Michael Bennett	24,933,743	0	5,658,547	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2011

CHINA PHARMA HOLDINGS, INC.

By:	/s/ Zhilin Li
Zhilin Li,
President and Chief Executive Officer